Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that statements on Schedules 13G and/or 13D and Forms 3, 4 and 5 with respect to the securities of Verb Technology Company, Inc. and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended. The undersigned hereby further agree that this Joint Filing Agreement may be included as an exhibit to such statements or amendments. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated:	May 6, 2022

BITNILE HOLDINGS, INC.

By:	/s/ MILTON C. AULT, III
Name: Milton C. Ault, III
Title: Executive Chairman

DIGITAL POWER LENDING, LLC

By:	/s/ DAVID J. KATZOFF
Name: David J. Katzoff
Title: Manager

MILTON C. AULT, III

By:	/s/ MILTON C. AULT, III

KENNETH S. CRAGUN

By:	/s/ KENNETH S. CRAGUN